                                                  [ELCOR CORPORATION LETTERHEAD]




FOR FURTHER INFORMATION:                                           TRADED: NYSE
                                                                   SYMBOL: ELK
Richard J. Rosebery, Vice Chairman,
Chief Financial and Administrative Officer
(972) 851-0510

PRESS RELEASE
FOR IMMEDIATE RELEASE


       ELCOR REPORTS FISCAL 2000 THIRD QUARTER RECORD SALES AND EARNINGS;
                     ANNOUNCES NEW ORDERS FOR CYBERSHIELD;
        EXPECTS OVERALL CONTINUED STRONG GROWTH IN FISCAL 2000 AND BEYOND

DALLAS, TEXAS, April 19, 2000 .... Elcor Corporation announced today that net income rose 21% on a 28% gain in sales for its third quarter ending March 31, 2000, compared to the year-ago quarter. Both sales and net income were third quarter records.

Harold K. Work, Elcor's Chairman, President and Chief Executive Officer, said, "Higher third quarter results benefited from record third quarter shipments of our Elk roofing products and record third quarter sales of our Cybershield(TM) products for digital wireless cellular phones. Growing demand for both product lines is expected to drive strong sales and earnings growth in fiscal 2000 and beyond."

OPERATING RESULTS

For the third quarter ending March 31, 2000, net income rose 21% to $6,211,000, or $.31 per fully diluted share, from $5,115,000, or $.26 per fully diluted share, in the year-ago quarter. Sales rose 28% to $90,448,000 from $70,735,000 in the same quarter last year.

For the nine months ending March 31, 2000, income before a change in accounting principle rose 37% to $23,691,000, or $1.18 per fully diluted share, from $17,319,000, or $.87 per fully diluted share, in the year-ago first nine months. Sales increased 18% to $267,973,000 from $227,802,000 in the same period last year.

Fiscal 2000 third quarter operating results included $1,700,000, or $.05 per fully diluted share, of income related to the final settlement of the company's business interruption insurance claim, which was offset by about $1,650,000, or $.05 per fully diluted share, of nonrecurring expenses associated with the previously announced relocation and consolidation of Chromium Corporation's manufacturing operations from Lufkin, Texas into its Cleveland, Ohio plant. This year's third quarter results also included a $403,000, or $.01 per fully diluted share, nonrecurring gain from involuntary conversion as a result of insurance proceeds exceeding the book value of damaged equipment replaced.

PRESS RELEASE
Elcor Corporation Quarterly Results
April 19, 2000
Page 2


ROOFING PRODUCTS SEGMENT ACHIEVED RECORD SALES AND OPERATING PROFITS

Elcor's Roofing Products segment achieved record sales and operating profits for any third quarter in its history as a result of continuing strong demand for its Elk Prestique(R) premium laminated fiberglass asphalt shingles and nonwoven fiberglass mats. Sales for the third quarter increased 33% to $80,479,000 from $60,335,000 in the year-ago quarter, and operating profits rose 35% to $12,621,000 from $9,365,000 in the same quarter last year.

During the third quarter of fiscal 2000, asphalt costs were up about 36%, or $3,100,000 year-over-year, and glass fiber costs were up about 6%, or $600,000 year-over-year, which reduced after-tax earnings by about $.11 per fully diluted share, as compared to the year-ago quarter. Elk was not able to recover these higher costs through higher prices during the third quarter; however, it has implemented a 4% to 5% increase in its laminated shingle prices, effective March 27, 2000, and has announced a further 5% to 6% price increase, effective May 1, 2000, which should largely offset the presently expected higher costs for these raw materials during the June quarter.

CONSTRUCTION OF NEW LAMINATED SHINGLE PLANT CONTINUES ON SCHEDULE

Mr. Work said, "Construction of Elk's new $70 million Myerstown, Pennsylvania, premium laminated fiberglass asphalt shingle plant is progressing on plan. Most of the major manufacturing equipment is being installed at the new plant site, and manufacturing operations should be underway by the December quarter of calendar year 2000. The new plant should meet the rapidly growing demand for Elk's laminated shingles in the nation's Eastern and North Central markets in the second half of fiscal year ending June 30, 2001. The Myerstown plant will increase our overall laminated shingle capacity by about 38%, enabling Elk to keep up with the rapid growth in demand," he said.

INDUSTRIAL PRODUCTS SEGMENT RESULTS ADVERSELY AFFECTED BY CHROMIUM CORPORATION RELOCATION IN THIRD QUARTER

Industrial Products sales of $9,928,000 were 4% lower than $10,356,000 in the third quarter last year. This segment had an operating loss of $1,361,000 compared to operating profits of $961,000 in the same quarter last year, primarily as a result of nonrecurring costs related to the relocation and consolidation of its Chromium Corporation operations to the Cleveland, Ohio facility. The consolidation of Chromium's manufacturing facilities should reduce operating expenses by about $1,000,000 per year. Cybershield's sales rose 9% in the third quarter; however, its operating profits were below record year-ago levels, as a result of a temporary slowdown in production of digital wireless cellular phones during the first two months of the quarter to make engineering changes in production systems and equipment. Cybershield production volumes picked up significantly in March and are expected to be at record levels during the fourth quarter. Ortloff Engineers, the third component within the Industrial Products segment, had a small operating loss on slightly higher sales as no patent license fees were booked during the third quarter.

                                                                           /more

PRESS RELEASE
Elcor Corporation Quarterly Results
April 19, 2000
Page 3


CYBERSHIELD ANNOUNCES RECEIPT OF NEW ORDERS

Cybershield received its first orders from the third largest manufacturer of digital wireless phones in the United States for shielding a new state-of-the-art data-capable digital wireless cellular phone. Cybershield also received orders for shielding two additional digital wireless cellular phone models from Ericsson. In addition, Cybershield received new orders from Newbridge Networks Corporation, a subsidiary of Alcatel, for shielding networking equipment; received additional orders from Nortel for telecom infrastructure equipment; and received additional orders from a leading manufacturer of bar code readers.

Richard J. Rosebery, Vice Chairman of Elcor and Chairman of Cybershield, said, "With the strong pickup in orders, we continue to believe that Cybershield should have opportunities to about double year-over-year operating profits in each of the fiscal years ending June 30, 2000 and 2001. This strong growth is a result of rapidly accelerating demand for digital wireless handsets, plus a significant increase in the number of value-added products and services provided by Cybershield, the Western Hemisphere's leading supplier of advanced shielding products and related services for the digital wireless cellular phone industry. Cybershield's important telecommunications customers include Nokia, Ericsson, Motorola, Kyocera, Lucent Technologies, AT&T, Nortel, Alcatel and Denso. Cybershield has earned a leadership position in the high-growth/high-tech digital wireless cellular phone market by consistently supplying superior quality products, making deliveries on time and quickly responding to customers' needs with innovative technical solutions that frequently enhance performance of their products.

"In fiscal 1999, Cybershield supplied shielding products for over 20 million digital wireless cellular phones, and expects that demand could more than double in fiscal 2000. Its shielding products reduce the emission of electromagnetic and radio frequency interference given off by microchips and electronic components to levels below those required by the FCC. Rapidly expanding technology is driving strong demand for Cybershield products because they provide superior shielding effectiveness at the higher frequencies used in digital wireless communications as well as the higher frequencies used to achieve faster microchip speeds. In order to keep pace with rapidly growing demand, Cybershield has expanded its Lufkin, Texas production facilities three times in the last three years and is currently doubling the size of its Canton, Georgia facility. Both of these facilities employ sophisticated robotic production equipment to shield millions of digital wireless cellular phones per month," he concluded.

FINANCIAL POSITION STRONG

During the first nine months ending March 31, 2000, strong cash flows from operations of $24.3 million, along with $23.3 million of net cash from financing activities and $2.3 million of insurance proceeds from involuntary conversion, funded $49.8 million of additions to property, plant and equipment. At March 31, 2000, the company had $88.7 million of total debt, $158.6 million

                                                                           /more

PRESS RELEASE
Elcor Corporation Quarterly Results
April 19, 2000
Page 4

of shareholders equity, and $247.3 million of total capital. With the construction of Elk's new Myerstown, Pennsylvania premium laminated shingle plant well under way, total debt as a percent of total capital rose to 36% from 31% last year, and represents only 1.5 times last twelve months EBITDA (earnings before interest, taxes, depreciation and amortization).

OUTLOOK

Mr. Work said, "Presently, we look for growing demand for our Enhanced High Definition(R) and Raised Profile(TM) Elk Prestique premium laminated fiberglass asphalt shingles and for our Cybershield wireless digital cellular phone products to substantially boost fiscal 2000 sales and earnings. Once again, we expect these gains to be characterized by higher sales and earnings in our seasonally stronger June and September quarters. Looking ahead to the longer term, we believe that the investments we have made, and are continuing to make, provide Elcor with the potential to achieve high growth rates in both sales and earnings in the years ahead."

SAFE HARBOR PROVISIONS

In accordance with the safe harbor provisions of the securities law regarding forward-looking statements, except for the historical information contained herein, the above discussion contains forward-looking statements that involve risks and uncertainties. The statements that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements usually are accompanied by words such as "outlook," "believe," "estimate," "potential," "project," "expect," "anticipate," "plan," "predict," "could," "should," "may," or similar words that convey the uncertainty of future events or outcomes. These statements are based on judgments the company believes are reasonable; however, Elcor's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs, transportation costs, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, as well as the other risks detailed herein and in the company's reports filed with the Securities and Exchange Commission, including but not limited to its Form 10-K for the fiscal year ended June 30, 1999, and its subsequent Forms 10-Q and Forms 8-K.

                                   - - - - - -

Elcor, through its subsidiaries, manufactures roofing products and industrial products. Each of Elcor's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

Elcor's roofing products facilities currently are located in Tuscaloosa, Alabama; Shafter, California; Dallas and Ennis, Texas; and a new facility is under construction in Myerstown, Pennsylvania. Its industrial products facilities are located in Canton, Georgia; Cleveland, Ohio; Dallas, Lufkin, and Midland, Texas.


                                                                           /more

PRESS RELEASE
Elcor Corporation Quarterly Results
April 19, 2000
Page 5

CONDENSED RESULTS OF OPERATIONS
(Unaudited, & in thousands)

                                                  Third Quarter                                      Trailing
                                                Three Months Ended      Nine Months Ended        Twelve Months Ended
                                                    March 31,              March 31,                 March 31,
                                               2000        1999(a)      2000        1999(a)       2000        1999(a)
                                            ----------   ----------  ----------   ----------   ----------   ----------

SALES                                       $   90,448   $   70,735  $  267,973   $  227,802   $  358,045   $  302,274
                                            ----------   ----------  ----------   ----------   ----------   ----------
COSTS AND EXPENSES:
         Cost of sales                          70,607       53,132     201,023      169,506      268,187      224,206
         Selling, general & administrative      10,002        8,898      29,352       28,982       40,069       38,052
         Interest expense, net                     239          464         760        1,468        1,267        2,158
         Gain from involuntary conversion         (403)           0      (1,292)           0       (1,292)           0
                                            ----------   ----------  ----------   ----------   ----------   ----------

Total Costs and Expenses                        80,445       62,494     229,843      199,956      308,231      264,416
                                            ----------   ----------  ----------   ----------   ----------   ----------

INCOME BEFORE INCOME TAXES                      10,003        8,241      38,130       27,846       49,814       37,858
Provision for income taxes                       3,792        3,126      14,439       10,527       18,159       13,926
                                            ----------   ----------  ----------   ----------   ----------   ----------
INCOME BEFORE CHANGE IN
     ACCOUNTING PRINCIPLE                        6,211        5,115      23,691       17,319       31,655       23,932
Cumulative effect of change in
     accounting principle (b)                        0            0           0       (4,340)           0       (4,340)
                                            ----------   ----------  ----------   ----------   ----------   ----------
NET INCOME                                  $    6,211   $    5,115  $   23,691   $   12,979   $   31,655   $   19,592
                                            ==========   ==========  ==========   ==========   ==========   ==========
INCOME PER COMMON SHARE-BASIC:
     Before change in accounting principle  $     0.32   $     0.26  $     1.21   $     0.89   $     1.62   $     1.22
     Cumulative effect of change in
         accounting principle                     0.00         0.00        0.00        (0.22)        0.00        (0.22)
                                            ----------   ----------  ----------   ----------   ----------   ----------
     Net Income Per Share-Basic             $     0.32   $     0.26  $     1.21   $     0.67   $     1.62   $     1.00
                                            ==========   ==========  ==========   ==========   ==========   ==========
INCOME PER COMMON SHARE-DILUTED:
     Before change in accounting principle  $     0.31   $     0.26  $     1.18   $     0.87   $     1.58   $     1.19
     Cumulative effect of change in
         accounting principle                     0.00         0.00        0.00        (0.22)        0.00        (0.22)
                                            ----------   ----------  ----------   ----------   ----------   ----------
     Net Income Per Share-Diluted           $     0.31   $     0.26  $     1.18   $     0.65   $     1.58   $     0.97
                                            ==========   ==========  ==========   ==========   ==========   ==========
AVERAGE COMMON SHARE OUTSTANDING
     Basic                                      19,603       19,494      19,565       19,557       19,552       19,649
                                            ==========   ==========  ==========   ==========   ==========   ==========
     Diluted                                    20,202       19,953      20,085       19,941       20,073       20,039
                                            ==========   ==========  ==========   ==========   ==========   ==========



(a) Adjusted for a three-for-two stock split paid in August 1999.
(b) Represents cumulative effect of applying AICPA AcSec Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities."

PRESS RELEASE
Elcor Corporation Quarterly Results
April 19, 2000
Page 6

CONDENSED BALANCE SHEET
(Unaudited, $ in thousands)


                                                         March 31,
ASSETS                                              2000           1999
------                                           ----------     ----------

Cash and cash equivalents                        $    4,852     $    1,444
Receivables, net                                     78,647         60,547
Inventories                                          34,987         30,500
Deferred income taxes                                 2,371            847
Prepaid expenses and other                            2,936          8,931
                                                 ----------     ----------

     Total Current Assets                           123,793        102,269

Property, plant and equipment, net                  177,628        131,781
Other assets                                          2,651          2,082
                                                 ----------     ----------

     Total Assets                                $  304,072     $  236,132
                                                 ==========     ==========


                                                         March 31,
LIABILITIES AND SHAREHOLDERS' EQUITY                2000           1999
------------------------------------             ----------     ----------

Accounts payable and accrued liabilities         $   37,154     $   31,899
Current maturities on long-term debt                      0              0
                                                 ----------     ----------

     Total Current Liabilities                       37,154         31,899

Long-term debt, net                                  88,700         57,500
Deferred income taxes                                19,642         16,498
Shareholders' equity                                158,576        130,235
                                                 ----------     ----------

     Total Liabilities and Shareholders' Equity  $  304,072     $  236,132
                                                 ==========     ==========

PRESS RELEASE
Elcor Corporation Quarterly Results
April 19, 2000
Page 7

CONDENSED STATEMENT OF CASH FLOWS
(Unaudited, $ in thousands)


                                                       For the Nine Months Ended
                                                               March 31,
                                                         2000             1999
                                                       --------         --------
CASH FLOWS FROM:
OPERATING ACTIVITIES
Net income                                             $ 23,691         $ 12,979
Adjustments to net income
  Depreciation and amortization                           7,930            6,825
  Deferred income taxes                                   1,335            4,340
  Gain from involuntary conversion                       (1,292)               0
  Cumulative effect of accounting change                      0            4,340
  Changes in assets and liabilities
    Trade receivables                                    (5,781)          (3,101)
    Inventories                                          (9,217)          (1,355)
    Prepaid expenses and other                            4,398           (7,131)
    Accounts payable and accrued liabilities              3,270            3,157
                                                       --------         --------

Net cash from operations                                 24,334           20,054
                                                       --------         --------

INVESTING ACTIVITIES
  Additions to property, plant & equipment              (49,816)         (22,236)
  Acquisitions of business, net of cash                       0           (5,298)
  Insurance proceeds from involuntary conversion          2,310            3,187
  Other                                                     504             (304)
                                                       --------         --------

Net cash from investing activities                      (47,002)         (24,651)
                                                       --------         --------

FINANCING ACTIVITIES
  Long-term borrowings, net                              25,700            9,500
  Dividends on common stock                              (2,936)          (2,729)
  Treasury stock transactions and other, net                570           (5,970)
                                                       --------         --------

Net cash from financing activities                       23,334              801
                                                       --------         --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS        666           (3,796)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR            4,186            5,240
                                                       --------         --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD             $  4,852         $  1,444
                                                       ========         ========